Registration Number 333-248950

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	3841	20-4036208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida, 34240

(978) 878-9505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Shum

Chief Executive Officer

INVO Bioscience, Inc.

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ira Kotel, Esq. Greg Carney, Esq. Dentons US LLP 601 S. Figueroa Street., Suite 2500 Los Angeles, California 90017 (213) 623-9300	Bradley J. Wyatt, Esq. William H. Dorton, Esq. Dickinson Wright PLLC 350 S. Main Street, Suite 300 Ann Arbor, Michigan 48104 (734) 623-7075

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☑	Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share(4)	$12,776,500	(1)	$1,658.39	(5)

(1)           Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)           Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)           Calculated under Section 6(b) of the Securities Act of 1933 as .0001298 of the proposed maximum aggregate offering price.

(4)           Includes the aggregate offering price of additional shares that the underwriters have the right to purchase from the Registrant, if any.

(5)           Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-248950) is to file Exhibit 5.1, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) (1) Our un-audited and audited financial statements are included in the prospectus.

EXHIBIT NUMBER	DESCRIPTION
1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Articles of Incorporation (1)
3.2	By-Laws(2)
3.3	Certificate of Change, attached as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 21, 2020 and filed on May 22, 2020 and incorporated herein by reference.
4.1	Form of Senior Secured Convertible Promissory Note dated July 2009 between the registrant and the investors party thereto - 2009 (3)
4.2	Form of Convertible Promissory Note Purchase Agreement dated July 2009 between the registrant and the investors party thereto 2009 (4)
4.3

Form of Convertible Promissory Note dated January 2018 between the registrant and the investors party thereto, incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on April 16, 2019.

4.4

Form of Convertible Note Purchase Agreement dated January 2018 between the registrant and the investors party thereto, incorporated by reference to Exhibit 4.4. to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on April 16, 2019.

4.5	Form of May 2020 Convertible Note, attached as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and incorporated herein by reference.
4.6	Form of June 2020 Convertible Note, attached as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated June 22, 2020 and filed on June 26, 2020 and incorporated herein by reference.
4.7	Form of Unit Purchase Option (May 2020), attached as Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and incorporated herein by reference.
4.8	Form of Unit Purchase Option (June 2020), attached as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated June 22, 2020 and filed on June 26, 2020 and incorporated herein by reference.
4.9	Form of Warrant, attached as Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and incorporated herein by reference.
5.1	Opinion of Dentons US LLP*
10.1	Short Term Note dated March 5, 3009 between the registrant and Kathleen Karloff (5)
10.2	Short Term Note dated May 19, 2019 between the registrant and Kathleen Karloff (6)
10.3

Promissory Note dated August 9, 2016 between the registrant and Kavanaugh Rosenthal Peisch & Ford, LLP, incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on April 16, 2019.

10.4

Distribution Agreement dated November 12, 2018 between the registrant and Ferring International Center S.A. incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on April 16, 2019.

10.5

Supply Agreement dated November 12, 2018 between the registrant and Ferring International Center S.A. incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on April 16, 2019.+

10.6	Joint Venture Agreement, dated January 13, 2020, between the registrant and Medesole Healthcare and Trading Private Limited, India. (7)
10.7

Employment Agreement, dated October 16, 2019, between the registrant and Steven Shum, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated October 10, 2019 and filed on October 15, 2019.

10.8	Employment Agreement, dated January 15, 2020, between the registrant and Michael Campbell (8)
10.9

Commercial Lease Agreement dated May 1, 2019 between the registrant and PJ LLC, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 and filed on March 30, 2020.

10.10	2019 Stock Incentive Plan, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration on Form S-8 filed on October 16, 2019.
10.11	Form of Securities Purchase Agreement (May 2020), attached as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and incorporated herein by reference.
10.12	Form of Registration Rights Agreement, attached as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and incorporated herein by reference.
10.13	Form of Security Agreement, attached as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and incorporated herein by reference.
10.14

Form of Securities Purchase Agreement (June 2020), attached as exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 22, 2020 and filed on June 26, 2020 and incorporated herein by reference.

10.15	Placement Agent Agreement attached as exhibit 10.4 to the Registrant’s Current Report on Form 8-K dated June 22, 2020 and filed on June 26, 2020 and incorporated herein by reference.
10.16	Pre-incorporation and Shareholders Agreement, attached as exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated September 30, 2020 and incorporated herein by reference.
16.1

Letter from Liggett & Webb on Change in Certifying Accountant, incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K dated September 19, 2019 and filed on September 23, 2019.

21	Subsidiaries**
23.1	Consent of M&K CPAs.**
23.2	Consent of Leggett & Webb, P.A.**
23.3	Consent of Dentons US LLP (included in Exhibit 5.1)
24.1	Power of Attorney**

(1)   Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2009.

(2)   Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 13, 2007.

(3)   Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2009.

(4)   Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2009.

(5)   Incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009.

(6)   Incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q for the three months ended June 30, 2009 filed with the Securities and Exchange Commission on August 14, 2009.

(7)    Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2020.

(8)    Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2020.

 * Filed herewith

** Previously filed

 + Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 20, 2020.

INVO BIOSCIENCE, INC.
(Registrant)

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Steven Shum	Chief Executive Officer, Director	October 20, 2020
Steven Shum	(Principal Executive Officer)

*	Chief Financial Officer	October 20, 2020
Debra Hoopes	(Principal Financial and Accounting Officer)

*	Director	October 20, 2020
Trent Davis

*	Director	October 20, 2020
Matthew Szot

*	Director	October 20, 2020
Barbara Ryan

*By:        /s/ Steven Shum

                Steven Shum

                Attorney-in-fact